Exhibit 10.1

COMMITMENT INCREASE AGREEMENT

AND

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This COMMITMENT INCREASE AGREEMENT AND SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of June 26, 2017, is entered into by and among FAIR ISAAC CORPORATION, a Delaware corporation (the “Borrower”), the Lenders and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, with respect to the following:

A. The Borrower, the Administrative Agent and the Lenders have previously entered into that certain Amended and Restated Credit Agreement, dated as of December 30, 2014 (as amended, restated, supplemented or otherwise modified and in effect on the date hereof (including by the First Amendment to Amended and Restated Credit Agreement dated as of April 16, 2015), the “Credit Agreement”). Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

B. The Borrower has requested an amendment to the Credit Agreement as set forth below.

C. The Borrower has elected to exercise the increase option to increase the Total Commitments under Section 2.19 of the Credit Agreement.

C. On the terms and subject to the conditions set forth in this Agreement, the Lenders are willing to agree to such amendment and to increase their respective Commitments as set forth in Section 3 below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Effectiveness. The effectiveness of the provisions of Sections 2 and 3 of this Agreement are subject to the satisfaction of the conditions further described in Section 4 of this Agreement.

2. Amendment.

(a) Section 2.19(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) after giving effect to the requested increase, the aggregate amount of increases in the Total Commitments after June 26, 2017 shall not exceed $100,000,000;

3. Increase Option.

(a) The Borrower hereby requests that the Total Commitments be increased in the aggregate amount of $100,000,000 pursuant to Section 2.19 of the Credit Agreement and the Borrower proposes that the Increase Effective Date for the increase contemplated in this Agreement be the Agreement Effective Date (as defined in Section 4 below).

(b) On the terms and subject to the conditions of this Agreement, in furtherance of the Borrower’s request to increase the Total Commitments in the aggregate amount of $100,000,000 pursuant to Section 2.19 of the Credit Agreement, as of the Agreement Effective Date:

(i) Wells Fargo Bank, National Association (“Wells Fargo”) hereby increases its Commitment by $31,250,000.00 (thereby increasing Wells Fargo’s Commitment as of the Agreement Effective Date to a total of $156,250,000.00);

(ii) U.S. Bank National Association (“U.S. Bank”) hereby increases its Commitment by $31,250,000.00 (thereby increasing U.S. Bank’s Commitment as of the Agreement Effective Date to a total of $156,250,000.00);

(iii) HSBC Bank USA, N.A. (“HSBC”) hereby increases its Commitment by $18,750,000.00 (thereby increasing HSBC’s Commitment as of the Agreement Effective Date to a total of $93,750,000.00); and

(iv) Bank of America, N.A. (“Bank of America”) hereby increases its Commitment by $18,750,000.00 (thereby increasing Bank of America’s Commitment as of the Agreement Effective Date to a total of $93,750,000.00);

The Lenders identified in this Section 3(b) are “Increasing Lenders” for purposes of the Credit Agreement and this Agreement.

4. Conditions Precedent to the Effectiveness of this Agreement. The effectiveness of the provisions of Sections 2 and 3 of this Agreement are conditioned upon, and such provisions shall not be effective until, satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “Agreement Effective Date”):

(a) The Administrative Agent shall have received this Agreement, duly executed and delivered by the Borrower, the Administrative Agent and the Lenders.

(b) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated the Agreement Effective Date, certifying that (A) either (1) the copies of the certificate of incorporation of the Borrower and by-laws of the Borrower delivered most recently to the Administrative Agent prior to the Agreement Effective Date continue to be true and correct copies thereof as of the Agreement Effective Date or (2) attaching true and correct copies thereof as of the Agreement Effective Date and (B) attached thereto are true and correct copies of resolutions duly adopted by the board of directors of the Borrower and continuing in effect, which authorize the execution, delivery and performance by

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the Borrower of this Agreement and the other documents executed or to be executed by the Borrower in connection with the transactions contemplated hereby.

(c) The Administrative Agent shall have received an amended and restated Note for each Lender that has requested the same, duly executed and delivered by the Borrower in favor of each such Lender (the “Amended and Restated Notes”).

(d) No Default or Event of Default shall have occurred and be continuing.

(e) Each of the representations and warranties made by the Borrower in the Credit Agreement that does not contain a materiality or Material Adverse Effect qualification shall be true and correct in all material respects on and as of the Agreement Effective Date, and each of the representations and warranties made by the Borrower in the Credit Agreement that contains a materiality or Material Adverse Effect qualification shall be true and correct on and as of the Agreement Effective Date.

(f) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the matters described in clauses (d) and (e) above.

(g) The Administrative Agent shall have received a legal opinion from Faegre Baker Daniels LLP, special counsel to the Borrower, dated as of the Agreement Effective Date, in form and substance satisfactory to the Administrative Agent.

(h) All fees and expenses required to be paid to the Administrative Agent (including the reasonable and documented fees, charges and disbursements of external counsel for the Administrative Agent) and the Lenders on or prior to the Agreement Effective Date (including all fees payable pursuant to any engagement or fee letter) shall have been paid.

5. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Authorization of Agreements. The execution and delivery of this Agreement and the Amended and Restated Notes by the Borrower and the performance by the Borrower of the Amended and Restated Notes and the Credit Agreement (as amended by this Agreement and after giving effect to the increase in the Total Commitments as set forth in this Agreement) (hereafter referred to as the “Amended Credit Agreement”): (i) are within the corporate power of the Borrower and (ii) have been duly authorized by all necessary corporate or other organizational actions on the part of the Borrower.

(b) Enforceability. Each of this Agreement, the Amended Credit Agreement and the Amended and Restated Notes has been duly executed and delivered by the Borrower, and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of

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creditors’ rights generally and general principles of equity (whether enforcement is sought by proceedings in equity or at law).

(c) Non-Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Amended Credit Agreement and the Amended and Restated Notes do not (i) violate in any material respect any Requirement of Law applicable to the Borrower; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of the Borrower; (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of the Borrower (except such Liens as may be created in favor of the Administrative Agent for the benefit of the Lenders pursuant to this Agreement or the other Loan Documents), (iv) result in a revocation, termination or other material restriction on any licenses that would have a Material Adverse Effect or (v) violate in any material respect any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject.

(d) Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the equity holders of any Person) is required in connection with the execution and delivery of this Agreement by the Borrower, or the performance or consummation of the transactions contemplated hereby, except for those which have been made or obtained (or, in the case of a Form 8-K, will be made within the time period specified by the rules of the SEC) and are in full force and effect.

(e) Representations and Warranties. The Borrower represents and warrants that as of the Agreement Effective Date and after giving effect to this Agreement (i) the representations and warranties of the Loan Parties set forth in Section IV of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date) and (ii) no Default or Event of Default has occurred and is continuing.

6. Miscellaneous.

(a) Reference to and Effect on the Credit Agreement and the other Loan Documents. Except as specifically set forth in this Agreement, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower in all respects. The execution and delivery of this Agreement and performance of the this Agreement shall not, except as expressly provided herein, constitute a waiver or amendment of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or the Lender Parties under, the Credit Agreement or any of the other Loan Documents.

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(b) Expenses. The Borrower acknowledges that all reasonable costs and expenses of the Administrative Agent incurred in connection with this Agreement will be paid by the Borrower in accordance with Section 10.5 of the Credit Agreement.

(c) Headings. Section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

(d) Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart.

(e) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

7. Loan Documents. This Agreement is a Loan Document as defined in the Credit Agreement, and the provisions of the Credit Agreement generally applicable to Loan Documents are applicable hereto and incorporated herein by this reference.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FAIR ISAAC CORPORATION,
a Delaware corporation

By:	/s/ Steven P. Weber
Name:	Steven P. Weber
Title:	Treasurer

[Signature Page to Commitment Increase Agreement - FICO]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:	/s/ R. James Hancock
Name:	R. James Hancock
Title:	Senior Vice President

[Signature Page to Commitment Increase Agreement - FICO]

Bank of America, N.A.,
as a Lender

By:	/s/ Jeff Schwartz
Name:	Jeff Schwartz
Title:	Senior Vice President

[Signature Page to Commitment Increase Agreement - FICO]

HSBC Bank USA, N.A.,
as a Lender

By:	/s/ Graeme Robertson
Name:	Graeme Robertson
Title:	Director

[Signature Page to Commitment Increase Agreement - FICO]

U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arranger, Syndication Agent and a Lender

By:	/s/ Mila Yakovlev
Name:	Mila Yakovlev
Title:	Vice President

[Signature Page to Commitment Increase Agreement - FICO]